SETTLEMENT AND STANDSTILL AGREEMENT

This SETTLEMENT AND STANDSTILL AGREEMENT, dated as of September 26, 2014 (this “Agreement”), is entered into by and between Blue Calypso, Inc., a Delaware corporation (the “Company”), on the one hand, and Ronald L. Chez and Individual Retirement Accounts for the benefit of Ronald L. Chez. (together, the "Chez Parties"), on the other hand. The Company and the Chez Parties, are collectively referred to as the “Parties” and each a “Party”.

WHEREAS, the Chez Parties beneficially own an aggregate of 17,586,361 shares of Common Stock, par value of $0.0001, of the Company, constituting approximately 7.8% of the Company’s outstanding shares (the “Chez Held Shares”); and

WHEREAS, the Chez Parties filed Amendment No. 3 to Schedule 13D on September 10, 2014 with the Securities and Exchange Commission (the “SEC”) wherein the Chez Parties expressed their displeasure with a bonus that was paid to the Company’s Chief Executive Officer; and

WHEREAS, the Parties have determined that the best interests of the Parties and the stockholders of the Company would be served by avoiding further expense and disruption that could result from a prolonged dispute with the Chez Parties; and

WHEREAS, the Parties intend to provide hereby, for among other matters, the full support from the Chez Parties for the executive officers and directors of the Company; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

SECTION 1.  REPRESENTATIONS.

(a)

Representations and Warranties of the Company.  The Company hereby represents and warrants to the Chez Parties that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)

Representations and Warranties of the Chez Parties. Each of the Chez Parties hereby represents and warrants to the Company that:

(1)

this Agreement has been duly authorized, executed and delivered by each of the Chez Parties, and is a valid and binding obligation of each of the Chez Parties, enforceable against each of the Chez Parties in accordance with its terms; and

(2)

except for the Chez Held Shares, which are beneficially owned solely by the Chez Parties as indicated in their Schedule 13D filed with the SEC, as amended, no Affiliate or Associate (as such terms are hereinafter defined) of any of the Chez Parties (other than the Chez Family Foundation, which currently holds 526,000 shares)  may be deemed the “beneficial owner” (as such term is hereinafter defined) of any shares of the Common Stock, par value $0.0001, of the Company (including any direct or indirect rights, options or agreements to acquire Common Stock of the Company) or has any rights, options or agreements to acquire or vote, any other Common Stock of the Company; and

(3) in entering into this Agreement with the Company, the Chez Parties are acting solely on behalf of the Chez Parties and not in concert with any others, as a 13D Group (as defined below).

SECTION 2.  ACTIONS BY THE COMPANY.

(a)

Temporary Reduction in Compensation of Chief Executive Officer.

(1)

The Company shall cause the annual base salary of the Company’s Chief Executive Officer to be reduced to $200,000 for a period of twelve (12) months following the date hereof. Following the twelve (12) month anniversary of the date hereof, the compensation committee of the board of directors of the Company shall review the compensation of the Company’s Chief Executive Officer to determine if any adjustment in compensation is then warranted based on the Company’s performance at that time as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors.

(2)

The Company’s Chief Executive Officer shall forfeit options to purchase 750,000 shares of the Company’s Common Stock, which were granted to him in March 2014 (the “March 14 Option Grant”).  The Company and its Chief Executive Officer hereby agree to enter into revised documentation with respect to the March 14 Option Grant within thirty (30) days of the date of this Agreement.

(3)

The Company’s Chief Executive Officer shall, purchase $85,000 worth of Common Stock of the Company at prices not to exceed $0.175 per share within twelve (12) months following the date hereof, provided that he shall make at least $15,000 of those purchases in the period commencing on the first day after the date of this Agreement that the Company’s Chief Executive Officer is permitted under applicable law, and under applicable Company policies, including but not limited to the Company’s Insider Trading and Public Communications Policy, to make open market purchases of the Company’s Common Stock and ending on December 15, 2014.

(b)

Temporary Reduction in Compensation of Chief Technology Officer.

(1)

The Company shall cause the annual base salary of the Company’s Chief Technology Officer to be reduced to $137,500 for a period of twelve (12) months following the date hereof. Following the twelve (12) month anniversary of the date hereof, the compensation committee of the board of directors of the Company shall review the compensation of the Company’s Chief Technology Officer to determine if any adjustment in compensation is then warranted based on the Company’s performance at that time as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors.

SECTION 3.  STANDSTILL.

(a)

The Chez Parties agree that, for a period of twelve (12) months following the date hereof, the Chez Parties will not join a 13D Group (other than a group consisting solely of the Chez Parties and their Affiliates and Associates) or other group, or otherwise act in concert with any third Person for the purpose of acquiring, holding, voting or disposing of Voting Securities.

(b)

The Chez Parties agree that, for a period of twelve (12) months following the date hereof, the Chez Parties, individually or in concert with others acting as a 13D Group will not (1) make or in any way participate in the “solicitation” of “proxies” (as such terms are used in the rules and regulations of the SEC) with respect to any Voting Securities, (2) propose any stockholder resolutions under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (3) seek to call a meeting of stockholders of the Company, (4) seek to take any action by the written consent of the stockholders of the Company, or (5) seek to advise or influence any other Person with respect to the voting of the Voting Securities.

(c)

The Chez Parties agree that, for a period of twelve (12) months following the date hereof, the Chez Parties, individually or in concert with others acting as a 13D Group will not deposit any Voting Securities in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Securities to any arrangement or agreement with any Person with respect to the voting of such Voting Securities.

(d)

The Chez Parties agree that, for a period of twelve (12) months following the date hereof, the Chez Parties, individually or in concert with others acting as a 13D Group will not otherwise act, alone or in concert with others, without the prior written consent of the Company, to effect to seek offer or propose (whether publicly or otherwise) to effect control of the management, board of directors (including the removal of any director) or policies of the Company.

(e)

The Chez Parties agree that, for a period of twelve (12) months following the date hereof, they will not issue any communication or make any written statement, including but not limited to in a Schedule 13D or press release or otherwise that disparages or criticizes the Company. This includes making any disparaging communications or statements about the Company or any of the Release Group Members (as defined herein).

(f)

The Chez Parties and the Company agree that the foregoing paragraphs (a) through (e) shall not prohibit the Chez Parties, individually or in concert with others acting as a "group" as defined under Section 13(d) of the Exchange Act, or any of the Chez Parties' principals, directors, stockholders, members, general partners and affiliates, from (i)  taking any other action with respect to the Company or any Voting Securities of the Company held by the Chez Parties or (ii) from taking any action (including, without limitation, those described in the foregoing paragraphs (a) through (e)) should the Company not comply with Section 2 of this Agreement, or if the Chez Parties reasonably believe that it is acting in the best interests of the Company’s shareholders.

SECTION 4.  RELEASE AND COVENANT NOT TO SUE.

(a)

The Chez Parties, on behalf of themselves, and each of their respective successors, assigns and Affiliates (collectively, the “Chez Group Members” and individually a “Chez Group Member”), hereby fully, forever, irrevocably and unconditionally releases and discharges the Company and its subsidiaries, directors, officers, shareholders, Affiliates, employees, agents, heirs, beneficiaries, executors, administrators, successors and assigns (together with the Company, the “Release Group Members” and individually a “Release Group Member”) of and from any and all manner of claims, actions, causes of action, grievances, liabilities, obligations, promises, damages, agreements, rights, debts and expenses (including claims for attorneys' fees and costs), of every kind except as to any acts or omissions of or on behalf of the Company that would constitute fraud, embezzlement or willful misconduct, either in law or in equity, whether contingent, mature, known or unknown, suspected or unsuspected, including, without limitation, any claims arising under any federal, state, local or municipal law, common law or statute, whether arising in contract or in tort, and any claims arising under any other laws or regulations of any nature whatsoever that any Chez Group Member ever had, now has or may have, for or by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date hereof (collectively, the “Released Claims”).  The foregoing release does not apply to any claims arising under the terms of this Agreement.

(b)

 Without limiting the generality of Section 4(a), each Chez Group Member agrees not to (and agrees to use his, hers or its reasonable best efforts to cause the other Chez Group Members not to) commence any action against any Release Group Member on the basis of, or that is otherwise inconsistent with, any Released Claim.  Each Chez Group Member further agrees that he, she or it will not, directly or indirectly, induce, encourage or assist any other Person, or otherwise participate in the commencement, support or maintenance of any action by any other Person against any Release Group Member on the basis of, or that is otherwise inconsistent with, any Released Claim.

SECTION 5.  DEFINITIONS.  As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; the term "Voting Securities" shall mean any securities issued by the Company entitled to vote on any matter presented to shareholders at an annual or special meeting of shareholders, including the election of directors, or securities convertible into, or exercisable or exchangeable for, such securities, whether or not subject to the passage of time or other contingencies; the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable law or executive order to close or are otherwise generally closed; the term “Change of Control” means any of: (a) the purchase or other acquisition by any Person or group of Persons, directly or indirectly, in one transaction or a series of related transactions, of Voting Securities that, immediately following consummation of the transaction(s), when combined with any other Voting Securities beneficially owned by such Person or group, represent one hundred percent (100%) of the then outstanding Voting Securities; (b) the consummation of any tender offer or exchange offer by any Person or group that results in such Person or group beneficially owning, when combined with any other Voting Securities beneficially owned by such Person or group, one hundred percent (100%) of the then outstanding Voting Securities immediately following the consummation of such tender or exchange offer; (c) the consummation of a merger, consolidation, amalgamation, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold none of the voting equity interests in the surviving or resulting entity of such transaction; or (d) the purchase or other acquisition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, by any Person or group of Persons; and the term “13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Securities Exchange Act, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a “Schedule 13D”) pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owns Voting Securities representing more than five percent (5%) of any class of Voting Securities then outstanding.

SECTION 6.  REMEDIES.  Each of the Parties acknowledges that a breach of any of the terms of this Agreement may result in immediate and irreparable injury to the other Party not compensable by monetary damages.  Therefore, each of the Parties acknowledge that the other Party to this Agreement shall be entitled to injunctive relief from any court of competent jurisdiction in the event of any actual or threatened breach of any of the terms of this Agreement in addition to any other remedy to which an aggrieved party may be entitled at law or in equity, including the right to recover all costs and expenses, including, but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and other expenses of litigation or negotiation and notwithstanding the actions of the other aggrieved party.

SECTION 7.  MISCELLANEOUS.

(a)

Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be in writing and will be deemed validly given, made or served if (1) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (2) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:

If to the Chez Parties:

Ronald L. Chez.
c/o Barry L Fischer, Esq.
Thompson Coburn LLP
55 E. Monroe Street, 37th Floor
Chicago, IL 60603
Fax: 312-580-2201

If to the Company:

Blue Calypso, Inc.
19111 North Dallas Parkway, Suite 200
Dallas, TX 75287
Attn: William Ogle, CEO
Phone: 972) 695-4776
Fax: (___) ___-____

With a copy (which shall not constitute notice) to:

Fox Rothschild LLP

997 Lenox Drive, Bldg. 3

Lawrenceville, NJ 08648
Attn: Sean F. Reid, Esq.

Phone: (609) 896-3600
Fax: (609) 896-1469

(b)

This Agreement may be executed by the parties hereto in separate counterparts (including by fax and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.

(c)

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.  The parties each consent to the jurisdiction of the federal and state courts sitting in Wilmington, Delaware for purposes of enforcement of this Agreement.  In addition, for purposes of any action arising with respect to this Agreement, the Company and the Chez Parties each (1) irrevocably and unconditionally consent to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (2) agree that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (3) agree that it shall not bring any action relating to this Agreement or otherwise in any court other than the federal or state courts located in Wilmington, Delaware; and (4) irrevocably waive the right to trial by jury.

(d)

This Agreement constitutes the only agreement between the Company and the Chez Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall bebinding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(e)

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.

(f)

This Agreement is solely for the benefit of the parties hereto, and their respective principals, directors, members and general partners, and is not enforceable by any other Persons.

(g)

Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

(h)

The Chez Parties hereby acknowledge and agree that the language contained in its Schedule 13D amendment to be filed subsequent to the date hereof relating to the matters hereto shall be consistent with the requirements set forth in this Agreement.

[Execution page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUE CALYPSO, INC.

By: /s/ William Ogle

Name:  William Ogle

Title:    CEO

/s/ Ronald L. Chez

Ronald L. Chez

Limited Joinder and Consent

The undersigned consents to, and agrees to be bound by and subject to, the terms, conditions, covenants and obligations of Section 2(a) of this Agreement.

/s/ William Ogle

William Ogle

Limited Joinder and Consent

The undersigned consents to, and agrees to be bound by and subject to, the terms, conditions, covenants and obligations of Section 2(b) of this Agreement.

/s/ Andrew Levi

Andrew Levi